SUN RIVER ENERGY, INC.

SEC PARAMETERS

ESTIMATED REMAINING RESERVES AND FUTURE NET REVENUE

PANOLA COUNTY, TEXAS
OIL & GAS PROPERTIES

AS OF MAY 1, 2012

McCartney Engineering, LLC
Consulting Petroleum Engineers
4251 Kipling Street, Suite 575 Wheat Ridge, CO 80033 (303)830-7208 Fax (303)830-7004

McCartney Engineering, LLC
Consulting Petroleum Engineers
4251 Kipling Street, Suite 575 Wheat Ridge, Colorado 80033 (303)830-7208 Fax (303)830-7004
Email: jack@mccartneyengineering.com ron@mccartneyengineering.com

August 8, 2012

Thimothy S. Wafford
Chief Operating Officer
Sun River Energy, Inc.
5646 Milton Street, Suite 130
Dallas, Texas 75206

Re: Sun River Energy, Inc. Estimate of Remaining Reserves and Future Net Revenue for Certain Texas Oil & Gas Properties pursuant to SEC guidelines for oil and gas reporting

Dear Mr. Wafford:

Pursuant to your request, we have estimated the remaining reserves and future net revenue for the oil & gas properties owned by Sun River Energy, Inc. located in Panola County, Texas. The estimated remaining reserves and future net revenue is based on the guidelines of the Securities and Exchange Commission (SEC) for oil and gas reporting. The proved developed producing reserve category has been included in this analysis. The effective date is May 1, 2012. Results are summarized below:

	Net Remaining Reserves As of May 1, 2012		Estimated Future Net Revenue	
Reserve Category	Oil (BBL)	Gas (MCF)	Undiscounted	Discounted at 10 Percent
Proved Producing	11	99,368	$ 200,900	$ 155,401

Included in the report is a grand total summary of both properties along with a one line cash flow summary. Individual well cash flow analyses with historic performance graphs for the proved producing wells are also included.

Source of Data

Lease names, locations and performance histories through May 2012 were provided by your office as well as working and net revenue interests, tax rates, and operating expense data. These data were accepted by McCartney Engineering, LLC as presented. McCartney reserves the right to revise the associated reserve and economic projections if future information indicates discrepancies in the data provided.

Reserve Categories

The reserves included in this report are classified in the proved category. Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in future years from known oil and gas reservoirs under existing economic and operating conditions. These reserves are classified in the, proved developed producing category.

Proved developed producing reserves are those which are expected to be produced from existing completion intervals now open for production in existing wells.

Method of Assigning Reserves

Reserves were determined through the application of industry accepted evaluation methods. Since sufficient production history was available, remaining reserves were estimated from an extrapolation of past performance.

Oil & Gas Prices

Oil and gas prices used in this analysis were based on the previous 12-month average prices received. These prices were held constant for the life of the properties. None of the properties included in this analysis sell natural gas.

Expenses and Production Taxes

Operating expenses for the individual properties were based on information supplied by your office. These expenses include water disposal costs and no corporate overhead.

Production taxes rates of 4.60% for oil sales and 7.50% for gas sales. Ad Valorem taxes were estimated at 2.0% of the gross sales. These tax rates were used for all future production.

Summary

The accuracy of any reserve estimate, especially when based on limited production history, is a function of available data and of engineering and geological interpretation and judgement. While the reserve estimates used herein are believed reasonable, they should be accepted with the understanding that subsequent reservoir performance, changes in pricing structure, or market demand may justify their revision. Reserve estimates based on limited performance history and reserves assigned to undrilled acreage are inherently less reliable than those based on lengthy production history.

McCartney Engineering, LLC makes no representation or warranty as to the ownership or title of the properties described herein, nor represents or warrants the economic viability of

any oil and gas development conducted thereon. In our opinion, the above reserve and revenue estimates fairly and approximately present the proved reserves of the subject properties with respect to the definitions, assumptions, and methodology described herein.

We appreciate the opportunity to provide you with this analysis. All related data is in our office and is available for your review.

Yours very truly,
McCartney Engineering, LLC

Jack A. McCartney
Manager

COLORADO REGISTERED PROFESSIONAL ENGINEER JACK ALBERT McCARTNEY 14618

SUMMARIES

Date: 8/8/2012 Time: 10:31 AM

Annual CashFlow Report

Totals for Reserve Type: Proved Reserve Class: Developed, Producing

Summary Lease Report

Date	Well Count	Gross Production Oil (Bbl)	Gross Production Gas (Mcf)	Net Production Oil (Bbl)	Net Production Gas (Mcf)	Average Prices Oil ($/Bbl)	Average Prices Gas ($/Mcf)	Sales Total ($)
12/2012	2	976	210,317	1	13,840	95.48	4.97	68,897
12/2013	2	955	162,572	1	13,718	95.48	4.96	68,221
12/2014	2	711	101,396	1	10,591	95.48	4.96	52,633
12/2015	2	583	73,987	1	8,965	95.48	4.96	44,530
12/2016	2	502	58,443	1	7,922	95.48	4.96	39,339
12/2017	2	445	48,439	1	7,180	95.48	4.96	35,646
12/2018	2	402	41,464	1	6,617	95.48	4.96	32,844
12/2019	2	369	36,317	0	6,165	95.48	4.96	30,600
12/2020	2	342	32,308	0	5,763	95.48	4.96	28,598
12/2021	2	319	29,065	0	5,387	95.48	4.96	26,730
12/2022	2	301	26,376	0	5,035	95.48	4.96	24,987
12/2023	2	284	24,103	0	4,707	95.48	4.95	23,359
12/2024	2	270	20,314	0	3,333	95.48	4.96	16,551
12/2025	1	256	13,405	0	17	95.48	6.10	134
12/2026	1	244	12,373	0	16	95.48	6.10	124
Remainder:		1,985	89,715	2	113	95.48	6.10	926
Grand Total:		8,942	980,595	11	99,368	95.48	4.96	494,119

Date	Operating Expenses ($)	Taxes ($)	Operating Income ($)	Other Costs ($)	Periodic Cash Flow ($)	Cumulative Cash Flow ($)	10% Cash Flow ($)
12/2012	14,578	6,439	47,881	0	47,881	47,881	46,365
12/2013	20,799	6,375	41,047	0	41,047	88,928	36,737
12/2014	20,314	4,919	27,401	0	27,401	116,329	22,267
12/2015	20,058	4,162	20,310	0	20,310	136,639	14,997
12/2016	19,893	3,677	15,769	0	15,769	152,408	10,583
12/2017	19,776	3,331	12,539	0	12,539	164,947	7,649
12/2018	19,686	3,070	10,089	0	10,089	175,036	5,594
12/2019	19,613	2,860	8,127	0	8,127	183,163	4,097
12/2020	19,547	2,673	6,378	0	6,378	189,541	2,924
12/2021	19,486	2,498	4,746	0	4,746	194,287	1,979
12/2022	19,428	2,335	3,223	0	3,223	197,511	1,223
12/2023	19,374	2,183	1,801	0	1,801	199,312	623
12/2024	14,498	1,547	506	0	506	199,819	161
12/2025	0	12	122	0	122	199,941	35
12/2026	0	11	113	0	113	200,054	29
Remainder:	0	80	846	0	846	200,900	138
Grand Total:	247,049	46,170	200,900	0	200,900	200,900	155,401

Discount Present Worth:

0.00 %	200,900
10.00 %	155,401
20.00 %	128,938
30.00 %	111,746
40.00 %	99,687
50.00 %	90,741
60.00 %	83,818
70.00 %	78,284
80.00 %	73,746
90.00 %	69,946
100.00 %	66,711

Economic Dates:

Effective Date	05/2012
Calculated Limit	11/2037
Economic Life	307 Months
	25 Years 7 Months

Economics Information:

Net Payout Date:	05/2012
Rate of Return:	>100 %
Return on Investment:	0.00
Disc Return on Invest:	0.00

Economics Summary:

	Bbl Oil	Mcf Gas
Ultimate Gross	13,038	1,694,429
Historic Gross	4,096	713,834
Gross at Eff Date	4,096	713,834
Remaining Gross	8,942	980,595
Remaining Net	11	99,368

Date: 8/8/2012 Time: 10:31 AM

Oneline Cashflow Report

Totals for Reserve Type: Proved Reserve Class: Developed, Producing

	---GROSS PRODUCTION---		----NET PRODUCTION----		---SALES---	------------EXPENSES------------			-----NET CASH FLOW------	
	BBL OIL	MCF GAS	BBL OIL	MCF GAS	TOTAL $	ALL TAXES	TOT COSTS	CAPITAL	CUMULATIVE	10 DISCNT
LAZARINE GU 2 (1H)										
	8,942	811,392	11	1,020	7,293	651	0	0	6,642	4,408
NEAL HEIRS (1)										
	0	169,202	0	98,349	486,826	45,518	247,049	0	194,259	150,993
Grand Total:										
	8,942	980,594	11	99,369	494,119	46,169	247,049	0	200,901	155,401

PROVED PRODUCING RESERVES

Rate/Time Graph

Date: 8/8/2012
Time: 10:31 AM

Lease Name: LAZARINE GU 2 (1H)
County, ST: PANOLA COUNTY, TEXAS
Location: 0-0-0

Operator: INDIGO MINERALS LLC
Field Name: CARTHAGE FIELD



LAZARINE GU 2 - CARTHAGE FIELD
LAZARINE GU 2 (1H)
PANOLA COUNTY TEXAS
CARTHAGE FIELD
INDIGO MINERALS LLC
1 MM
100,000
10,000
1,000
100
10
Monthly Rate
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031
Time

Date: 8/8/2012 Time: 10:31 AM

Annual CashFlow Report

Lease Name: LAZARINE GU 2 (1H)
County, ST: PANOLA COUNTY, TEXAS
Location: 0-0-0

Operator: INDIGO MINERALS LLC
Field Name: CARTHAGE FIELD
Reserve Type/Class: Proved/Developed, Producing

Date	Well Count	Gross Production Oil (Bbl)	Gross Production Gas (Mcf)	Net Production Oil (Bbl)	Net Production Gas (Mcf)	Average Prices Oil ($/Bbl)	Average Prices Gas ($/Mcf)	Sales Total ($)
12/2012	1	976	186,910	1	235	95.48	6.10	1,550
12/2013	1	955	139,271	1	175	95.48	6.10	1,182
12/2014	1	711	83,354	1	105	95.48	6.10	724
12/2015	1	583	58,690	1	74	95.48	6.10	520
12/2016	1	502	44,911	1	56	95.48	6.10	404
12/2017	1	445	36,165	1	45	95.48	6.10	331
12/2018	1	402	30,146	1	38	95.48	6.10	279
12/2019	1	369	25,766	0	32	95.48	6.10	242
12/2020	1	342	22,443	0	28	95.48	6.10	213
12/2021	1	319	19,841	0	25	95.48	6.10	190
12/2022	1	301	17,751	0	22	95.48	6.10	172
12/2023	1	284	16,039	0	20	95.48	6.10	157
12/2024	1	270	14,612	0	18	95.48	6.10	144
12/2025	1	256	13,405	0	17	95.48	6.10	134
12/2026	1	244	12,373	0	16	95.48	6.10	124
Remainder:		1,985	89,715	2	113	95.48	6.10	926
Grand Total:		8,942	811,392	11	1,020	95.48	6.10	7,293

Date	Operating Expenses ($)	Taxes ($)	Operating Income ($)	Other Costs ($)	Periodic Cash Flow ($)	Cumulative Cash Flow ($)	10% Cash Flow ($)
12/2012	0	142	1,408	0	1,408	1,408	1,364
12/2013	0	107	1,075	0	1,075	2,483	963
12/2014	0	65	659	0	659	3,142	536
12/2015	0	47	473	0	473	3,615	349
12/2016	0	36	368	0	368	3,984	247
12/2017	0	29	301	0	301	4,285	184
12/2018	0	25	255	0	255	4,540	141
12/2019	0	21	220	0	220	4,760	111
12/2020	0	19	194	0	194	4,954	89
12/2021	0	17	174	0	174	5,128	72
12/2022	0	15	157	0	157	5,285	59
12/2023	0	14	143	0	143	5,428	49
12/2024	0	13	132	0	132	5,560	41
12/2025	0	12	122	0	122	5,682	35
12/2026	0	11	113	0	113	5,796	29
Remainder:	0	80	846	0	846	6,642	138
Grand Total:	0	651	6,642	0	6,642	6,642	4,408

Discount Present Worth:

0.00 %	6,642
10.00 %	4,408
20.00 %	3,518
30.00 %	3,026
40.00 %	2,703
50.00 %	2,471
60.00 %	2,293
70.00 %	2,152
80.00 %	2,035
90.00 %	1,938
100.00 %	1,855

Economic Dates:

Effective Date	05/2012
Calculated Limit	11/2037
Economic Life	307 Months
	25 Years 7 Months

Economics Information:

Net Payout Date:	05/2012
Rate of Return:	>100 %
Return on Investment:	0.00
Disc Return on Invest:	0.00

Initial Division of Interest:

Economics Summary:

	Bbl Oil	Mcf Gas
Ultimate Gross	13,003	1,443,744
Historic Gross	4,061	632,352
Gross at Eff Date	4,061	632,352
Remaining Gross	8,942	811,392
Remaining Net	11	1,020

BTU Content: 1.000 mmbtu/mcf
Gravity: Oil: 28.00 Gas: 0.800

WI: 0.000000		NRI	ORI
	Oil:	0.125670	0.000000
	Gas:	0.125670	0.000000
Reversion Date: None	Injection:	0.000000	0.000000

Rate/Time Graph

Date: 8/8/2012
Time: 10:31 AM

Lease Name: NEAL HEIRS (1)
County, ST: PANOLA COUNTY, TEXAS
Location: SEC: BLK: SRV: MCGOWAN ANDREW J ABS: 426

Operator: SUN RIVER OPERATING INC
Field Name: CARTHAGE FIELD



NEAL HEIRS - CARTHAGE FIELD
NEAL HEIRS (1)
PANOLA COUNTY TEXAS
CARTHAGE FIELD
SUN RIVER OPERATING INC
100,000
10,000
1,000
100
10
Monthly Rate
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031
Time

Date: 8/8/2012 Time: 10:31 AM

Annual CashFlow Report

Lease Name: NEAL HEIRS (1)
County, ST: PANOLA COUNTY, TEXAS
Location: SEC: BLK: SRV: MCGOWAN ANDREW J ABS: 426

Operator: SUN RIVER OPERATING INC
Field Name: CARTHAGE FIELD
Reserve Type/Class: Proved/Developed, Producing

Date	Well Count	Gross Production Oil (Bbl)	Gross Production Gas (Mcf)	Net Production Oil (Bbl)	Net Production Gas (Mcf)	Average Prices Oil ($/Bbl)	Average Prices Gas ($/Mcf)	Sales Total ($)
12/2012	1	0	23,407	0	13,605	0.00	4.95	67,347
12/2013	1	0	23,300	0	13,543	0.00	4.95	67,039
12/2014	1	0	18,042	0	10,487	0.00	4.95	51,909
12/2015	1	0	15,296	0	8,891	0.00	4.95	44,010
12/2016	1	0	13,532	0	7,866	0.00	4.95	38,935
12/2017	1	0	12,274	0	7,134	0.00	4.95	35,316
12/2018	1	0	11,318	0	6,579	0.00	4.95	32,565
12/2019	1	0	10,551	0	6,133	0.00	4.95	30,358
12/2020	1	0	9,865	0	5,734	0.00	4.95	28,385
12/2021	1	0	9,224	0	5,362	0.00	4.95	26,540
12/2022	1	0	8,625	0	5,013	0.00	4.95	24,815
12/2023	1	0	8,064	0	4,687	0.00	4.95	23,202
09/2024	1	0	5,702	0	3,314	0.00	4.95	16,406
Grand Total:		0	169,202	0	98,349	0.00	4.95	486,826

Date	Operating Expenses ($)	Taxes ($)	Operating Income ($)	Other Costs ($)	Periodic Cash Flow ($)	Cumulative Cash Flow ($)	10% Cash Flow ($)
12/2012	14,578	6,297	46,472	0	46,472	46,472	45,001
12/2013	20,799	6,268	39,972	0	39,972	86,445	35,774
12/2014	20,314	4,853	26,742	0	26,742	113,187	21,731
12/2015	20,058	4,115	19,837	0	19,837	133,023	14,647
12/2016	19,893	3,640	15,401	0	15,401	148,424	10,336
12/2017	19,776	3,302	12,238	0	12,238	160,662	7,465
12/2018	19,686	3,045	9,834	0	9,834	170,496	5,453
12/2019	19,613	2,839	7,907	0	7,907	178,403	3,986
12/2020	19,547	2,654	6,184	0	6,184	184,587	2,835
12/2021	19,486	2,481	4,573	0	4,573	189,159	1,907
12/2022	19,428	2,320	3,066	0	3,066	192,226	1,164
12/2023	19,374	2,169	1,658	0	1,658	193,884	574
09/2024	14,498	1,534	375	0	375	194,259	120
Grand Total:	247,049	45,518	194,259	0	194,259	194,259	150,993

Discount Present Worth:

0.00 %	194,259
10.00 %	150,993
20.00 %	125,420
30.00 %	108,720
40.00 %	96,984
50.00 %	88,270
60.00 %	81,525
70.00 %	76,133
80.00 %	71,711
90.00 %	68,008
100.00 %	64,856

Economic Dates:

Effective Date 05/2012
Calculated Limit 09/2024
Economic Life 149 Months
12 Years 5 Months

Economics Information:

Net Payout Date: 05/2012
Rate of Return: >100 %
Return on Investment: 0.00
Disc Return on Invest: 0.00
Initial Division of Interest:

Economics Summary:

	Bbl Oil	Mcf Gas
Ultimate Gross	35	250,684
Historic Gross	35	81,482
Gross at Eff Date	35	81,482
Remaining Gross	0	169,202
Remaining Net	0	98,349

BTU Content: 1.000 mmbtu/mcf
Gravity: Oil: 28.00 Gas: 0.800

			NRI	ORI
WI: 77.500000		Oil:	58.125000	0.000000
		Gas:	58.125000	0.000000
Reversion Date:	05/2012	Injection:	0.000000	0.000000